UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 South Fourth Street Louisville, KY 40202-2412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The unaudited pro forma condensed combined financial data of Kindred Healthcare, Inc. (“Kindred”) and RehabCare Group, Inc. (“RehabCare”), giving effect to the consummation of the RehabCare acquisition, Kindred’s offering of an aggregate principal amount of $550 million of senior notes due 2019 (the “Senior Notes Offering”), the borrowings under certain senior secured credit facilities (the “Senior Secured Borrowings”) and the use of proceeds from the Senior Notes Offering and the Senior Secured Borrowings, is set forth as Exhibit 99.1 and is incorporated herein by reference. The unaudited pro forma condensed combined financial data of Kindred and RehabCare set forth as Exhibit 99.2 and incorporated by reference in Kindred’s Form 8-K filed on May 16, 2011 is superseded by Exhibit 99.1 hereto.

Additional Information About this Transaction

In connection with the pending transaction with RehabCare, Kindred has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (commission file number 333-173050) that includes a joint proxy statement of Kindred and RehabCare that also constitutes a prospectus of Kindred. The registration statement was declared effective by the SEC on April 26, 2011. Kindred and RehabCare mailed the definitive joint proxy statement/prospectus to their respective stockholders on or about April 28, 2011. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other related documents filed by Kindred and RehabCare with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other documents filed by Kindred and RehabCare with the SEC may also be obtained for free by accessing Kindred’s website at www.kindredhealthcare.com and clicking on the “Investors” link and then clicking on the link for “SEC Filings” or by accessing RehabCare’s website at www.RehabCare.com and clicking on the “Investor Information” link and then clicking on the link for “SEC Filings”.

Participants in this Transaction

Kindred, RehabCare and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the pending transaction. You can find information about Kindred’s executive officers and directors in the joint proxy statement/prospectus. You can find information about RehabCare’s executive officers and directors in its amended Form 10-K filed with the SEC on April 28, 2011. You can obtain a free copy of these documents from Kindred or RehabCare, respectively, using the contact information above.

Forward-Looking Statements

Information set forth herein contains forward-looking statements, which involve a number of risks and uncertainties. Kindred and RehabCare caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Kindred and RehabCare, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (a) the receipt of all required licensure and regulatory approvals and the satisfaction of the closing conditions to the acquisition of RehabCare by Kindred, including approval of the pending transaction by the shareholders of the respective companies, and Kindred’s ability to complete the required financing as contemplated by the financing commitment; (b) Kindred’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that RehabCare fails to meet its expected financial and operating targets; (c) the potential for diversion of management time and resources in seeking to complete the RehabCare acquisition and integrate its operations; (d) the potential failure to retain key employees of RehabCare; (e) the impact of Kindred’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets; (f) the potential for dilution to Kindred’s stockholders as a result of the RehabCare acquisition; and (g) the ability of Kindred to operate pursuant to the terms of its debt obligations, including Kindred’s obligations under financings undertaken to complete the RehabCare acquisition, and the ability of Kindred to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR). Additional factors that may affect future results are contained in Kindred’s and RehabCare’s filings with the SEC, which are available at the SEC’s web site at www.sec.gov. Many of these factors are beyond the control of Kindred or RehabCare. Kindred and RehabCare disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Unaudited pro forma condensed combined financial data of Kindred and RehabCare.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.
May 24, 2011	By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Senior Vice President, Corporate Legal Affairs and Corporate Secretary